Exhibit 10.1

WAIVER AGREEMENT TO
SHARE EXCHANGE AGREEMENT

This Waiver Agreement (the “Waiver Agreement”) to the Share Exchange Agreement is made as of June 8, 2015 by and between Breathe Ecig Corp. (f/k/a DNA Precious Metals, Inc.), a Nevada corporation (the “Company”), Breathe, LLC, a Tennessee limited liability company (“Breathe LLC”),  Breathe eCig Corp., a Tennessee corporation (“Breathe Corporation”),  and the members of Breathe LLC and shareholders of Breathe Corporation set forth on the signature page hereto hereby waive certain obligations of the Company under the Share Exchange Agreement dated January 16, 2015 between the Parties (the “Original Agreement”).  Capitalized terms not defined in the Waiver Agreement shall have the meanings set forth in the Original Agreement.

BACKGROUND

WHEREAS, Sections 8(h) and 8(i) the Original Agreement provide for the potential issuance of up to 350,000,000 shares of the Company’s common stock, par value $0.001 (“Common Stock”) to the member and shareholders of Breathe LLC and Breathe Corporation, respectively (the “Performance Shares”); and

WHEREAS, in order to allow the Company to pursue additional financing options, each of the individuals executing this amendment agree to waive the Company’s obligations for the Performance Shares on the terms set forth on Schedule I hereto.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1.           Waiver of Performance Shares Obligations.  Each of the members and shareholders of Breathe LLC and Breathe Corporation, respectively, who are executing this Waiver Agreement hereby agree to waive each of their rights to the Performance Shares as set forth on Schedule I hereto.

2.           Continuing Effect of Original Agreement.  Except as expressly set forth in this Waiver Agreement, all other provisions and terms of the Original Agreement remain in full force and effect.

2.           Miscellaneous.

a.           Governing Law.  The terms of this Waiver Agreement shall be construed in accordance with the laws of the State of Nevada, as applied to contracts entered into by Nevada residents within the State of Nevada and to be performed entirely within the State of Nevada.

b.           Titles and Subtitles.  The titles and subtitles used in this Waiver Agreement are used for convenience only and are not to be considered in construing or interpreting this Waiver Agreement.

c.           Notices.  All notices required or permitted hereunder shall be in writing and shall be given in the manner and to the addresses set forth in the Original Agreement.

d.           Modification; Waiver; Counterparts.  No modification or waiver of any provision of this Waiver Agreement or consent to the departure therefrom shall be effective without the written consent of the parties executing the same and then it shall be effective only in the specific instance and for the specific purpose for which it was given.  This Waiver Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

                 In Witness Whereof, the parties hereto have caused this Waiver Agreement to the Share Exchange Agreement to be executed and as of the date reference above.

Breathe Ecig Corp., a Nevada corporation

By:	/s/ Joshua Kimmel
Name:	Joshua Kimmel
Title:	Chief Executive Officer

Breathe, LLC a Tennessee limited liability company

By:	/s/ Joshua Kimmel
Name:	Joshua Kimmel
Title:	Managing Member

Breathe eCig Corp., a Tennessee corporation

By:	/s/ Joshua Kimmel
Name:	Joshua Kimmel
Title:	President

Certain Selling Members:

/s/ Joshua Kimmel
Joshua Kimmel

/s/ Greg D’Amico
Greg D’Amico

/s/ Ollie Jones
Ollie Jones

SCHEDULE I

CERTAIN SELLING MEMBERS

Name	Potential for Performance Shares Under Original Agreement	Potential for Performance Shares After Execution of Waiver Agreement
Joshua Kimmel	297,500,000	18,500,000
Greg D’Amico	17,500,000	2,500,000
Ollie Jones	7,000,000	1,000,000
Total	322,000,000	22,000,0001

1 Note:  There remains the potential for the issuance of an additional 28,000,000 shares of Common Stock to the members and shareholders of Breathe LLC and Breathe Corporation who have not executed this Waiver Agreement for an aggregate potential requirement of the Company to issue 50,000,000 shares of Common Stock under the Performance Shares provisions of the Original Agreement.